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                                                                  EXHIBIT (c)(7)

                               PIERRE FOODS, INC.
                       COMPARABLE COMPANIES -- CONSIDERED
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      Company                                                   Ticker
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      Cagles Inc.                                               CGLA
      Pilgrim's Pride Corp.                                     CHX
      Rica Foods Inc.                                           RCF
      Conagra Foods Inc.                                        CAG
      Farmland Industries Inc.                                  FMLD
      Hormel Foods Corp.                                        HRL
      IBP Inc.                                                  IBP
      Seaboard Corp.                                            SEB
      Smithfield Foods Inc.                                     SFD
      Thorn Apple Valley Inc.                                   TAVI
      Bridgford Foods Corp.                                     BRID
      Cattlemans Inc.                                           CTLO
      Provena Foods Inc.                                        PZA
      Rymer Foods Inc.                                          RFDS
      Smithfield Companies Inc.                                 HAMS
      BAB Inc.                                                  BABB
      Creative Bakeries Inc.                                    CBAK
      Earthgrains Co.                                           EGR
      Flowers Industries Inc.                                   FLO
      Interstate Bakeries Corp.                                 IBC
      Paramark Enterprises Inc.                                 TJCI
      Piemonte Foods Inc.                                       PIFI
      Tasty Baking Co.                                          TBC
      Uncle Bs Bakery Inc.                                      UNCB
      Unique Bagel Co. Inc.                                     CDHI
      Vitafort International Corp.                              VRFT
      Tyson Foods Inc.                                          TSN
      Sanderson Farms Inc.                                      SAFM



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                               PIERRE FOODS, INC.
                        MARKET TRANSACTIONS -- CONSIDERED

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Food Processing Transactions Closed 1/1/98 to 3/1/01
                                                                                                                         Est. Net
                                                                                     Revenues of                         Earnings
                                                                                      Acquired    Value of  Price/Rev  of Acquired
   Date          Acquirer                      Acquired Company                      (Millions)     Deal      Ratio     (Millions)
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
Mergerstat Data
  6/1/98    Windy Hill Pet Food Co.            Deep Run Packing Co.                      30.9                 0.530         2.47

  3/4/98    Suiza Foods Corp.                  Land O Sun Dairies LLC                   464.0                 0.480

  6/22/99   Suiza Foods Corp.                  Broughton Foods Col.                     123.3                 0.970         0.38

  10/13/99  Sparta Foods Inc.                  Food Products Corp.                        9.3                 0.960         0.46

  5/7/99    Smithfield Foods Inc.              Carrolls Foods Inc.                      347.9                 0.310       -55.25

  4/6/99    Scope Industries                   Darling International Inc.                44.6                 0.490       -18.07

  9/24/98   Pro-Fac Cooperative Inc.           Dean Foods Co.                             553                  0.72

  6/8/00    Poore Brothers Inc.                Boulder Natural Foods Inc.                 2.3                     1

  1/28/01   Pilgrims Pride Corp.               WLR Foods Inc.                          832.73                  0.28        -1.28

  10/7/99   Organic Food Products Inc.         Spectrum Naturals Inc.                   24.68                               0.53

  10/7/99   Organic Food Products Inc.         Organic Ingredients Inc.                   5.2                                0.0

  5/3/00    Odwalla Inc.                       Fresh Samantha Inc.                       32.2                 0.720        -6.58

  1/28/99   New World Pasta LLC                Hershey Foods Corp.
                                                 US Pasta Business                      400.0                               1.13

  1/14/99   Natrol Inc.                        Sahara Natural Foods Inc.                  6.1                 4.910         0.37

  10/10/99  Nabisco Holdings Corp.             Prelab Nutrition Inc.                    733.3                   0.7       -182.4

  11/19/99  Mrs. Fields Original Cookies Inc.  Favorite Brands International Inc.         4.9                 1.180        -0.18

  11/29/99  Kellogg Co.                        Worthington Foods Inc.                   154.9                 1.980         7.24

  6/29/00   Kellogg Co.                        Kashi Co.                                 25.0                 1.320

  9/25/98   Keebler Foods Co.                  President International Trade and
                                                 Investment -- President
                                                 International, Inc.                    441.1                   0.2          7.0

  4/14/98   International Home Foods Inc.      Grist Mill Co.                           108.2                 1.000         4.47

  11/2/98   Imperial Holly Corp.               Diamond Crystal Specialty Foods Inc.     125.9                 0.910

  8/25/99   IBP Inc.                           Thorn Apple Valley, Inc.                 465.5                   0.3        -29.7

  2/7/00    IBP Inc.                           Corporate Brand Foods America            800.0                 0.270

  12/15/00  Hershey Foods Corp.                Nabisco Holdings Corp. --
                                                 Mint and Gum Business                  270.0                   0.5

  5/30/00   Hain Food Group, Inc.              Celestial Seasonings Inc.                112.9                 2.910         3.42

  7/31/98   ConAgra Inc.                       GoodMark Foods Inc.                      165.3                 1.340         8.11

  1/3/00    ConAgra Inc.                       Seabord Corp. -- Seabord Farms           480.0                 0.750

  8/24/00   ConAgra Inc.                       International Home Foods Inc.           2191.6                 0.740        97.43

  6/1/98    Broughton Foods Co.                Key Equity Capital --
                                                 Londons Farm Dairy Inc.                 56.4                 0.180        -0.52

  1/12/98   Authentic Specialty Foods Inc.     Tortilla King Inc.                         9.0                 0.900

  4/6/99    Aurora Foods Inc.                  Sea Coast Foods Inc.                      57.0                 0.880

  11/1/99   Aurora Foods Inc.                  Kellogg Co. -- Lenders Bagel Business    181.9                 1.510        -5.18

  3/18/99   Smithfield Foods Inc.              Animex SA -- 66.6% Produces Hotdogs      165.6       43.0      0.260



Done Deals Data
  3/20/98   Atlantic Premium Brands, Ltd.      JC Potter Sausage Company, et. Al
                                                 and Ms. Donnis Potter                  26.4        13.0      0.400         2.20

  1/5/00    Smithfield Foods Inc.              Murphy Farms, Inc.                      454.0       396.0      0.900       -45.00

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Food Processing Transactions Closed 1/1/98 to 3/1/01

   Date          Acquirer                      Acquired Company                      Price/Earnings   TIC to EBITDA   TIC to EBIT
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
Mergerstat Data
  6/1/98    Windy Hill Pet Food Co.            Deep Run Packing Co.                       6.64         5.4            0.07

  3/4/98    Suiza Foods Corp.                  Land O Sun Dairies LLC

  6/22/99   Suiza Foods Corp.                  Broughton Foods Col.                     312.57        27.0           39.93

  10/13/99  Sparta Foods Inc.                  Food Products Corp.                       19.35         8.5           12.56

  5/7/99    Smithfield Foods Inc.              Carrolls Foods Inc.                       -1.94       -19.8         (10.33)

  4/6/99    Scope Industries                   Darling International Inc.                -1.22        -1.6          (1.21)

  9/24/98   Pro-Fac Cooperative Inc.           Dean Foods Co.

  6/8/00    Poore Brothers Inc.                Boulder Natural Foods Inc.

  1/28/01   Pilgrims Pride Corp.               WLR Foods Inc.                          -180.29

  10/7/99   Organic Food Products Inc.         Spectrum Naturals Inc.                                 2.95            3.73

  10/7/99   Organic Food Products Inc.         Organic Ingredients Inc.                               11.7           15.31

  5/3/00    Odwalla Inc.                       Fresh Samantha Inc.                       -5.07        -6.4          (5.21)

  1/28/99   New World Pasta LLC                Hershey Foods Corp.
                                                 US Pasta Business

  1/14/99   Natrol Inc.                        Sahara Natural Foods Inc.                 81.07        35.6           37.79

  10/10/99  Nabisco Holdings Corp.             Prelab Nutrition Inc.                      -2.6       -28.7         (13.25)

  11/19/99  Mrs. Fields Original Cookies Inc.  Favorite Brands International Inc.       -32.25         9.1          234.67

  11/29/99  Kellogg Co.                        Worthington Foods Inc.                    42.43        17.3           25.32

  6/29/00   Kellogg Co.                        Kashi Co.

  9/25/98   Keebler Foods Co.                  President International Trade and
                                                 Investment -- President
                                                 International, Inc.                      10.7         9.6           15.42

  4/14/98   International Home Foods Inc.      Grist Mill Co.                            24.25         8.6           15.11

  11/2/98   Imperial Holly Corp.               Diamond Crystal Specialty Foods Inc.

  8/25/99   IBP Inc.                           Thorn Apple Valley, Inc.                   -3.9        25.7         (13.08)

  2/7/00    IBP Inc.                           Corporate Brand Foods America

  12/15/00  Hershey Foods Corp.                Nabisco Holdings Corp. --
                                                 Mint and Gum Business

  5/30/00   Hain Food Group, Inc.              Celestial Seasonings Inc.                 96.11        38.6           63.58

  7/31/98   ConAgra Inc.                       GoodMark Foods Inc.                       27.36        12.0           16.61

  1/3/00    ConAgra Inc.                       Seabord Corp. -- Seabord Farms

  8/24/00   ConAgra Inc.                       International Home Foods Inc.             16.58         8.7           10.00

  6/1/98    Broughton Foods Co.                Key Equity Capital --
                                                 Londons Farm Dairy Inc.                -19.77        15.1          284.29

  1/12/98   Authentic Specialty Foods Inc.     Tortilla King Inc.

  4/6/99    Aurora Foods Inc.                  Sea Coast Foods Inc.

  11/1/99   Aurora Foods Inc.                  Kellogg Co. -- Lenders Bagel Business    -53.05                       33.21

  3/18/99   Smithfield Foods Inc.              Animex SA -- 66.6% Produces Hotdogs       17.00



Done Deals Data
  3/20/98   Atlantic Premium Brands, Ltd.      JC Potter Sausage Company, et. Al
                                                 and Ms. Donnis Potter                    4.40         4.2

  1/5/00    Smithfield Foods Inc.              Murphy Farms, Inc.

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

Source: Mergerstat Review and Done Deals